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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports relating to the consolidated financial statements and financial statement schedules of HCP, Inc. appearing in the Current Report on 8-K dated July 24, 2012, and the effectiveness of HCP, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of HCP, Inc. for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
July 24, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm